Exhibit 10.2

SECOND AMENDED AND RESTATED
SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is dated as of December 10, 2001, and amended and restated as of October 25, 2006 (the “Restatement Date”), by and between DISCOVERY LABORATORIES, INC., a Delaware corporation (“Borrower”), and PHARMABIO DEVELOPMENT INC., a North Carolina corporation, d/b/a NovaQuest (“Lender”).

WHEREAS, Borrower and Lender previously entered into that certain Security Agreement dated as of December 10, 2001 (the “Original Security Agreement”), and amended and restated by the Amended and Restated Security Agreement dated as of November 3, 2004 (the “Amended and Restated Security Agreement”);

WHEREAS, Borrower and Lender wish to amend and restate the Amended and Restated Agreement in its entirety as set forth in this Agreement;

WHEREAS, Borrower and Lender are parties to the Loan Agreement dated as of December 10, 2001, as amended and restated as of November 3, 2004, and further amended and restated as of the date hereof (as amended, modified or supplemented from time to time, the “Loan Agreement”), pursuant to which, among other things, Borrower is delivering to Lender the Note (as defined in the Loan Agreement); and

WHEREAS, it is a condition precedent to the performance of Lender under the Loan Agreement that Borrower enter into this Agreement;

NOW, THEREFORE, in consideration of the benefits to Borrower, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereby amend and restate the Amended and Restated Security Agreement in its entirety and hereby agree as follows:

1. Definitions. The following terms, as used in this Agreement, shall have the following meanings:

“Cash Proceeds”; “Certificated Securities”; “Chattel Paper”; “Consumer Goods”; “Commercial Tort Claims”; “Commodity Accounts”; “Commodity Contracts”; “Deposit Accounts”; “Documents”; “Electronic Chattel Paper”; “Equipment”; “Financial Assets”; “Fixtures”; “General Intangibles”; “Goods”; “Instruments”; “Inventory”; “Investment Property”; “Letter-of-Credit Rights”; “Letters-of-Credit”; “Negotiable Instruments”; “Noncash Proceeds”; “Payment Intangibles”; Promissory Notes”; Securities”; Securities Accounts”; “Securities Entitlements”; Software”; “Tangible Chattel Paper” and “Uncertificated Securities” shall each have the meaning set forth in the UCC.

“Collateral” shall mean all right, title and interest of Borrower in, to and under any and all of the following, whether now existing or hereafter existing or acquired from time to time: (i) any and all Certificated Securities, Chattel Paper, Consumer Goods, Contracts, Contract Rights, Commercial Tort Claims, Commodity Accounts, Commodity Contracts, Data, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Financial Assets, Fixtures, General Intangibles, Goods, Instruments, Intellectual Property, Inventory, Investment Property, Letter-of-Credit Rights, Letters-of-Credit, Marketing Materials, monies, Negotiable Instruments, Payment Intangibles, Promissory Notes, Product Registrations, Receivables, Records, Securities, Securities Accounts, Securities Entitlements, Software, Tangible Chattel Paper and Uncertificated Securities; (ii) to the extent not covered by clause (i) of this definition, all other personal property, whether tangible or intangible, and (iii) any and all Proceeds, including Cash Proceeds and Noncash Proceeds, of any and all of the foregoing; provided, however, for the purposes of this Agreement, the term “Collateral” shall not include, and Borrower shall not be deemed to have granted a security interest in, any of Borrower’s rights or interests in (i) any property or equipment acquired by Borrower pursuant to transactions described in Sections 6.04(d) and 6.04(e) of the Loan Agreement; provided, that immediately upon the lapse or termination of any Permitted Lien on such property or equipment, the Collateral shall include, and Borrower shall be deemed to have granted a security interest in, all such property and equipment, or (ii) any license Contract or agreement to which Borrower is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, Contract or agreement or otherwise, result in a breach of the terms of, or constitute a default under any license, Contract or agreement to which Borrower is a party (other than to the extent that any such term would be rendered ineffective pursuant to the UCC or any other applicable law (including the Bankruptcy Code, 11 U.S.C. Sec. 362(a)) or principles of equity); provided, that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and Borrower shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect.

“Contracts” shall mean all contracts, agreements, commitments, understandings and arrangements (including without limitation the Sublicense and any other license agreement) between Borrower and one or more other parties, or under or with respect to which Borrower has rights, including, without limitation, those listed on Schedule 3(e)(ii) and Schedule 3(e)(iii) attached hereto.

“Contract Rights” shall mean all rights of Borrower (including, without limitation, all rights to payment or property) under any Contract.

“Copyrights” shall mean, collectively, all copyrights (whether such copyrights are statutory or common law, whether established or registered in the United States or any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished) and all copyright registrations and applications, and in each case, whether now owned or hereafter created or acquired, together with any and all (i) rights and privileges arising under applicable law with respect to the use of such copyrights, (ii) reissues, renewals, continuations and extensions thereof, (iii) income, fees, royalties, damages, claims and payments now or hereafter due or payable with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.

“Data” shall mean any and all preclinical, clinical and manufacturing data or results and other similar data.

“Governmental Authority” means any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body, including any central bank.

“IND” shall mean an “investigational new drug application,” as such term is defined under the FFDCA.

“Intellectual Property” shall mean all intellectual property, proprietary rights and similar property or rights of every kind and nature now owned or hereafter acquired, including, without limitation, Patents, Trademarks, Copyrights, domain names, trade secrets and trade secret rights, inventions, designs, confidential or proprietary technical and business information, Know-How, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing; provided, however, that “Intellectual Property” shall not include any “shrink-wrap” or “off-the-shelf” software, operating programs and “office suites” used by Borrower in its internal operations and which is generally commercially available.

“Know-How” shall mean all know-how and other information, including, without limitation, ideas, discoveries, inventions, data, techniques, specifications, processes, procedures, manufacturing and technical information, results from experiments and tests, instructions, methods, formulae, designs, plans, sketches, records, confidential analyses, interpretations of information, and trade secrets, or any similar items, in any media form, whether or not tangible, including, without limitation, any paper or electronic form.

“Marketing Materials” shall mean marketing materials, advertising materials, training materials, product data, price lists, mailing lists, sales materials, market information (e.g., customer, sales and competitor data), promotional materials, artwork for the production of packaging components, and other materials, and in each case whether now existing or owned or hereafter arising or acquired.

“Obligations” shall mean all indebtedness, obligations and liabilities of Borrower to Lender arising under or in connection with the Note (as defined in the Loan Agreement) and under or in connection with each of the Loan Agreement and this Agreement, including any amendment, modification, extension, refinancing or restructuring thereof.

“Patents” shall mean all of the following whether now owned or hereafter acquired: (a) all patents of the United States or any other country, all registrations and recordings thereof, and all applications for patents of the United States or any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any other country, including, without limitation, those listed on Schedule 3(e)(i) attached hereto, (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use or sell the inventions disclosed or claimed therein and (c) all income, fees, royalties, damages, claims and payments now or hereafter due or payable with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof.

“Proceeds” shall mean, collectively, all “proceeds,” as such term is defined in the UCC, and in any event shall include, without limitation, any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral, and shall include (a) any claim against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement of any Patent now or hereafter owned, (ii) past, present or future infringement or dilution of any Trademark now or hereafter owned or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned, (iii) past, present or future infringement of any Copyright now or hereafter owned and (b) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Product” shall mean the product currently known as Surfaxin, as such name may change from time to time, for any and all formulations and delivery mechanisms, and for any and all indications.

“Product Registration” means with respect to any country, the registrations, permits, licenses, consents, authorizations and other approvals and pending applications and requests therefor, required by applicable Governmental Authorities relating to the marketing, sale, distribution, pricing and reimbursement of any products in such country, including, without limitation, INDs and NDAs, marketing authorizations, and any supplements or amendments to any of the foregoing, and any other equivalent of the foregoing, in each case whether now existing or owned or hereafter arising or acquired, and including all filings and files with respect thereto, including, without limitation, all documents referred to in the complete regulatory chronology for any product registration, and including, without limitation, those listed on Schedule 3(e)(v) attached hereto.

“Receivable” shall mean any “account” as such term is defined in the UCC, and, in any event, shall include, but shall not be limited to, all of Borrower’s rights to payment for goods sold, leased or licensed or services performed by Borrower, whether now in existence or arising from time to time hereafter, including, without limitation, rights evidenced by an account, note, contract, security agreement, chattel paper or other evidence of indebtedness or security, together with (a) all security pledged, assigned, hypothecated or granted to or held by Borrower to secure the foregoing, (b) all of Borrower’s right, title and interest in and to any goods, the sale of which gave rise thereto, (c) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, (d) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith, (e) all books, records, ledger cards and invoices relating thereto, (f) all evidences of the filing of financing statements and other statements and the registration of other instruments in connection therewith and amendments thereto, notices to other creditors or secured parties, and certificates from filing or other registration officers, (g) all credit information, reports and memoranda relating thereto and (h) all other writings related in any way to the foregoing.

“Records” shall mean records, documents and files, including files pertaining to Product Registrations, Intellectual Property, drug master files, correspondence with the FDA and other Governmental Authorities, validation documents and data, market studies, sales histories and quality control histories, accounting records, sales records, suppliers lists, price lists, forecasts, market studies, customer service and inquiry or complaint records, laboratory notebooks, quality assurance/control procedures and records, product and raw material specifications, regulatory compliance filings and other regulatory records, product operation manuals and instructions, standard operating procedures and written medical records, and in each case whether now existing or owned or hereafter arising or acquired, in any media form, whether or not tangible, including, without limitation, any paper or electronic form; provided, that, notwithstanding any provision in this Agreement to the contrary, Borrower shall not deliver to Lender any Records the delivery of which would violate applicable patient privacy laws or contractual provisions or written policies or protocols governing the conduct of clinical trials.

“Sublicense” shall mean the Sublicense Agreement dated October 28, 1996, between Johnson & Johnson and Ortho Pharmaceutical Corporation, as licensors, and Borrower (as successor to Acute Therapeutics, Inc.), as licensee (including any amendment, restatement, replacement, etc., thereof).

“Trademarks” shall mean all of the following whether now owned or hereafter acquired: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office, any State of the United States or any similar offices in any other country or any political subdivision thereof, and all extensions or renewals thereof, including, without limitation, those listed on Schedule 3(e)(iv) attached hereto, (b) all income, fees, royalties, damages, claims and payments now or hereafter due or payable with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (c) all goodwill associated therewith or symbolized thereby, and (d) all other assets, rights and interests that uniquely reflect or embody such goodwill.

“UCC” shall mean the Uniform Commercial Code as in effect on the date hereof and as in effect from time to time in the State of Delaware.

All capitalized terms not expressly defined herein shall have the meanings set forth in the Loan Agreement.

2. Grant of Security Interests. As security for the prompt and complete payment and performance of all of the Obligations, Borrower does hereby pledge and hypothecate unto Lender, and does hereby grant to Lender a continuing security interest of first priority (except as otherwise provided in this Agreement and the Loan Agreement) in, all of the right, title, and interest of Borrower in, to, and under the Collateral. For the avoidance of doubt, the Collateral described in this Agreement includes the Collateral as defined in the Amended and Restated Security Agreement (the “Existing Collateral”). This Agreement shall not constitute a novation and Borrower and Lender acknowledge that it is the intent of the parties that Lender maintains a continuous perfected first priority security interest in all Existing Collateral pursuant to the Original Security Agreement, the Amended and Restated Security Agreement and this Agreement.

3. Representations and Warranties of Borrower. Borrower represents and warrants to Lender, as of the Restatement Date, as follows:

(a) The execution and delivery by Borrower of this Agreement and the financing statements described herein (collectively, the “Security Documents”), and the performance of the terms and obligations therein, are within Borrower’s corporate powers and have been duly authorized by all necessary corporate action on the part of Borrower. The Security Documents have been duly executed and delivered by Borrower and constitute valid and legally binding obligations of Borrower enforceable against Borrower in accordance with their terms except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and as to limitations on the enforcement of the remedy of specific performance and other equitable remedies.

(b) Borrower is the owner or licensee of the Collateral and has good, valid and marketable title to the Collateral (or, in the case of leased or licensed property, sufficient rights therein to perform its obligations under this Agreement), free and clear of all Liens except for those in favor of Lender and Permitted Liens.

  (c) Except for the filing of financing statements with the State of Delaware and, only in the case of any Patent and Trademark matters, filings with the United States Patent and Trademark Office (“PTO”) and, only in the case of any Copyright matters, filings with the United States Copyright Office (“Copyright Office”), necessary to perfect the security interests created hereunder, no authorization, approval, or other action by, and no notice to or filing with, any U.S. Governmental Authority is required either for the grant by Borrower of the security interest hereunder or for the execution, delivery, or performance of this Agreement by Borrower or, assuming compliance by Lender with the requirements set forth in the UCC or imposed on Lender by the PTO or Copyright Office with respect to attachment and perfection of security interests, for the perfection of such security interest or the exercise by Lender of its rights hereunder to the Collateral located in the U.S., except for those elements of Collateral that constitute monies or Deposit Accounts. Upon the execution of this Agreement and the completion of such filings in compliance with all applicable legal requirements, Lender will have a perfected security interest in the Collateral located in the U.S. (other than those elements of Collateral that constitute monies or Deposit Accounts) prior to all other Liens except Permitted Liens.

(d) Neither the execution or delivery by Borrower of the Security Documents, nor the performance of their respective terms and obligations, will: (i) violate Borrower’s charter or bylaws; (ii) constitute a material breach or default under any agreement or instrument to which Borrower is a party or by which Borrower is bound; (iii) violate any applicable law, rule or regulation; or (iv) violate any order, writ, injunction, decree or judgment of any court or governmental authority applicable to or binding upon Borrower.

(e) Set forth on Schedule 3(e)(i) attached hereto is a true and complete list of all Patents owned by Borrower (including patent/application number, jurisdiction, and brief description). Set forth on Schedule 3(e)(ii) attached hereto is a true and complete list of all Patents licensed by Borrower from any third party (including patent/application number, owner/licensor, jurisdiction, and brief description) and a brief description of the license agreement. Set forth on Schedule 3(e)(iii) attached hereto is a true and complete list of any Contracts or agreements to which Borrower is a party and under which Borrower licenses any Patents, or other Intellectual Property, to or from any third party, which is not set forth on Schedule 3(e)(ii). Set forth on Schedule 3(e)(iv) attached hereto is a true and complete list of Trademarks owned by Borrower (including, if applicable, trademark/application number, jurisdiction, and a brief description). Set forth on Schedule 3(e)(v) attached hereto is a true and complete list of all material Product Registrations. On each schedule prepared pursuant to this clause (e), items that constitute Intellectual Property relating to the Product have been clearly identified as such.

(f) The representations and warranties contained in Article IV of the Loan Agreement are true and correct in all material respects.

4. Transfer of Collateral and Other Liens. The provisions of Sections 6.02 and 6.04 of the Loan Agreement are hereby incorporated herein by reference.

5. Other Financing Statements. Borrower represents and warrants with Lender that, except for the financing statements filed by Borrower in connection with the Original Security Agreement and the Amended and Restated Security Agreement and as set forth on Schedule 5 attached hereto, there exists no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) in the United States or, to Borrower’s knowledge, outside the United States covering or purporting to cover any security interest of any kind in the Collateral. Borrower covenants to Lender that it will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction), or file any amendment to any financing statement listed on Schedule 5 not permitted by the Loan Agreement, relating to the Collateral, as applicable, except financing statements (or similar statements or instruments of registration under the law of any jurisdiction) filed or to be filed in respect of Permitted Liens and financing statements covering the security interests granted to Lender by Borrower.

6. Further Assurances.

(a) Borrower, upon reasonable request of Lender, will promptly deliver and execute or cause to be delivered and executed, in form and content satisfactory to Lender, any financing, continuation, termination, or security interest filing statements, security agreement, assignment, or other document or instrument as Lender may reasonably request in order to perfect, preserve, maintain, or continue the perfection of Lender’s security interest in the Collateral, or its priority, including without limitation any document or instrument necessary to record Lender’s security interest in any state or county of any state, the United States Patent and Trademark Office or the United States Copyright Office. Borrower will pay the reasonable costs of filing any financing, continuation, termination, or security interest filing statement, assignment or other document or instrument as well as any recordation or transfer tax required by law to be paid in connection with the filing or recording thereof. Without limiting the foregoing, Lender is hereby authorized to file one or more financing statements, continuation statements, or other documents for the purpose of perfecting or continuing the security interest granted by Borrower, without the signature of Borrower, and naming Borrower as debtor and Lender as secured party; provided, that Lender shall provide copies of all such documents to Borrower. Lender acknowledges that it has no present intention to file or record any security interest financing statements or other documents or instruments in any jurisdiction outside the United States and agrees to discuss any action otherwise with Borrower prior to taking such action.

(b) Borrower will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to Lender from time to time such lists, descriptions and designations of its Collateral, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, as reasonably requested by Lender or which is necessary to perfect, preserve or protect its security interest in the Collateral.

(c) (i) Upon the irrevocable payment in full of all Obligations, the security interest of Lender in the Collateral shall terminate. In connection with such termination, Lender shall, at the request and expense of Borrower, promptly, and in no event later than ten (10) Business Days thereafter, execute and deliver to Borrower all UCC termination statements and similar documents that Borrower shall reasonably request to evidence such termination or release, including without limitation any document or instrument necessary to record the termination or release of Lender’s security interest in any state or county of any state, the United States Patent and Trademark Office or the United States Copyright Office. Any execution and delivery of UCC termination statements and similar documents pursuant to this Section 6(c) shall be without recourse to or warranty by Lender. If Lender shall fail to provide such documents within ten (10) Business Days following payment of all Obligations, Borrower may file one or more UCC termination statements in accordance with the UCC or other documents required by the PTO or Copyright Office to terminate the security interest granted by Borrower to Lender under this Agreement, in each case naming Lender as secured party; provided, that Borrower shall provide copies of all such documents to Lender.

(d) Borrower agrees that it shall use its commercially reasonable best efforts to negotiate terms of any future license, Contract or agreement to which it is a party, including without limitation any Collaboration Arrangement (as defined in Section 13(b)), that will not prohibit, or be breached by, the inclusion of such future license, Contract or agreement in the Collateral.

7. Additional Agreements.

(a) Insurance. Borrower shall maintain in full force and effect insurance with sound and reputable insurance companies of the types and in the amounts that Borrower reasonably believes is adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by Borrower against all risks customarily insured against by similarly situated companies.

(b) Ownership and Maintenance of the Collateral. Borrower shall, subject to normal wear and tear, keep all tangible Collateral, if any, in good condition. Borrower shall defend the Collateral against all claims and demands of all persons at any time claiming any interest therein adverse to Lender. Except for Permitted Liens, Borrower shall not make or permit to be made an assignment for security, pledge, or hypothecation of any of the Collateral or shall grant any other Lien in respect of the Collateral other than the security interest securing the Obligations. Notwithstanding the foregoing, Borrower may transfer or otherwise dispose of any of its assets or properties in the ordinary course of business in any transaction permitted by the Loan Agreement.

(c) Taxes. Borrower shall pay as and when due and payable all taxes, levies, license fees, assessments, and other impositions levied on the Collateral or any part thereof for its use and operations, except for all taxes, levies, license fees, assessments, and other impositions levied on the Collateral which are being contested by Borrower in good faith.

(d) Litigation and Proceedings. Borrower shall commence and diligently prosecute in its own name, as the real party in interest, for its own benefit, and at its own expense, such suits, administrative proceedings, or other actions for infringement or other damages as are necessary to protect the Collateral, if failure to prosecute such proceedings would have a Material Adverse Effect. Borrower shall provide to Lender any information with respect thereto reasonably requested by Lender.

8. Power of Attorney. Borrower hereby appoints Lender as Borrower’s true and lawful attorney, with full power of substitution, to do any or all of the following, in the name, place, and stead of Borrower, as the case may be: (a) file an abstract of this Agreement (or, if required by law or regulation, this Agreement) or any other document describing Lender’s interest in the Collateral with any appropriate governmental office (including, without limitation, the State of Delaware or any political subdivision thereof and the United States Patent and Trademark Office or the United States Copyright Office); and (b) following an Event of Default that has occurred and is continuing and not cured prior to the expiration of any applicable cure or grace periods set forth in the Loan Agreement, (i) endorse Borrower’s name on all applications, documents, papers, and instruments necessary for Lender to use or maintain the Collateral, as applicable; (ii) ask, demand, collect, sue for, recover, impound, receive, and give acquittance and receipts for money due or to become due under or in respect of any of the Collateral; (iii) file any claims or take any action or institute any proceedings that Lender may deem necessary or desirable for the collection of any of the Collateral, or otherwise enforce Lender’s rights with respect to any of the Collateral; (iv) assign, pledge, convey, or otherwise transfer title in or dispose of the Collateral, to any person; and (v) take any action and execute any instrument that Lender may deem necessary or advisable to accomplish the purposes of this Agreement.

9. Right to Inspect. Section 6.07(b) of the Loan Agreement is hereby incorporated by reference and made a part hereof (mutatis mutandis).

10. Name of Borrower, Place of Business, and Location of Collateral. Borrower represents and warrants that its correct legal name is as specified on the signature lines of this Agreement, and each legal or trade name of Borrower for the previous seven (7) years (if different from Borrower’s current legal name) is as specified below the signature lines of this Agreement. Without the prior written notice to Lender of at least fifteen (15) Business Days, Borrower will not change its name, change its state of incorporation, dissolve, merge, or consolidate with any other person; provided, that Borrower shall not be required to make any disclosure to Lender hereunder that constitutes material non-public information. Borrower represents and warrants that its state of incorporation is as specified in the preamble to this Agreement and that the address of its chief executive office is as specified below the signature lines of this Agreement. The Collateral and all books and records pertaining thereto will be located at Borrower’s chief executive office specified below or at a location of Borrower set forth on Schedule 10. Borrower may establish a new location for the Collateral or any part thereof, or the books and records concerning the Collateral or any part thereof, only if (a) it shall have given to Lender prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as Lender may reasonably request, and (b) with respect to any such new location, it shall have taken all action necessary to be taken by Borrower to maintain the security interest of Lender in the Collateral intended to be granted hereby at all times in full force and effect and, if such new location is in the United States, fully perfected; provided, that Borrower shall not be required to make any disclosure to Lender hereunder that constitutes material non-public information.

11. Rights and Remedies upon Default.

(a) Borrower agrees that, if any Event of Default (as defined in the Loan Agreement) shall have occurred and is continuing and not cured prior to the expiration of any applicable cure or grace periods set forth in the Loan Agreement, then and in every such case, Lender, in addition to any rights now or hereafter existing under applicable law, and upon written notice to Borrower, shall have all rights as a secured creditor under the UCC in all relevant jurisdictions and may:

(i)  personally, or by agents or attorneys, immediately take or retake possession of the Collateral or any part thereof;

 (ii)  instruct the obligor or obligors on any agreement, instrument or other obligation constituting the Collateral to make any payment required by the terms of such agreement, instrument or obligation directly to Lender;

(iii)  sell, assign or otherwise liquidate, or direct Borrower to sell, assign or otherwise liquidate, any or all of the Collateral or any part thereof, and take possession of the proceeds of any such sale or liquidation; and

(iv) take possession of the Collateral or any part thereof by directing Borrower in writing to deliver the same to Lender at any place or places designated by Lender; it being understood that Borrower’s obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, Lender shall be entitled to a decree requiring specific performance by Lender of said obligation.

(b) In the event that an Event of Default has occurred and is continuing and not cured prior to the expiration of any applicable cure or grace periods set forth in the Loan Agreement, Borrower shall pay on demand all reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses, incurred by or on behalf of Lender (i) in enforcing the Obligations, and (ii) in connection with the taking, holding, preparing for sale or other disposition, selling, managing, collecting, or otherwise disposing of the Collateral. All of such costs and expenses (collectively, the “Liquidation Costs”) together with interest thereon at the interest rate specified in the Note, from the date of payment until repaid in full, shall be paid by Borrower to Lender on demand and shall constitute and become a part of the Obligations secured hereby. Any proceeds of sale or other disposition of the Collateral will be applied by Lender to the payment of Liquidation Costs, and any balance of such proceeds will be applied by Lender to the payment of the remaining Obligations in such order and manner of application as Lender may determine. Borrower hereby grants to Lender, as security for the full and punctual payment and performance of the Obligations, a continuing security interest in and lien on all now or hereafter existing balances, credits, accounts, deposits, and all other sums credited by, maintained with, or due from Lender or any affiliate of Lender to Borrower; and regardless of the adequacy of any Collateral or other means of obtaining repayment of the Obligations, Lender may at any time and without notice to Borrower set off the whole or any portion or portions of any or all such balances, credits, accounts, deposits, and other sums against any and all of the Obligations.

(c) If the sale or other disposition of the Collateral fails to satisfy in full the Obligations, Borrower shall remain liable to Lender for any deficiency.

12. Remedies Cumulative. Each right, power, and remedy of Lender as provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Lender of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by Lender of any or all such other rights, powers, or remedies.

13. Amendments, Etc.

(a) No amendment or waiver of any provision of this Agreement, nor consent to any departure by Borrower herefrom, shall in any event be effective unless the same shall be in writing and signed by Borrower and Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) In the event that Borrower believes that it is necessary to amend the terms of this Agreement to facilitate a Collaboration Arrangement (as defined below) that Borrower believes is in the best interests of Borrower, then Borrower may present in writing to Lender for Lender’s consent (which consent shall not be unreasonably withheld) (i) a summary of the material terms and conditions of the proposed Collaboration Arrangement and (ii) the form of the proposed amendment. Lender shall respond to Borrower’s request as promptly as reasonably practicable but in any event within fifteen (15) Business Days. “Collaboration Arrangement” shall mean any future contract, agreement or other arrangement between Borrower and any other party whereby Borrower grants or transfers any rights to such party with respect to development or commercialization of the Product, or any portion or component thereof, or any other similar, comparable, or related contract, agreement, or arrangement.

14. Notices. All notices and other communications provided for hereunder shall be in writing, shall specifically refer to this Agreement, shall be addressed to the receiving party’s address set forth below or to such other address as a party may designate by notice hereunder and shall be deemed to have been sufficiently given for all purposes if (a) mailed by first class certified or registered mail, postage prepaid, (b) sent by nationally recognized overnight courier for next business day delivery, (c) personally delivered, or (d) made by telecopy or facsimile transmission with confirmed receipt.

If to Lender:
PharmaBio Development Inc.
4709 Creekstone Drive
Riverbirch Bldg., Suite 200
Durham, NC 27703
Attention: President
Facsimile: (919) 998-2090

with a copy to:

Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
2500 Wachovia Capitol Center
Raleigh, NC 27601
Attention: Christopher B. Capel
Facsimile: (919) 821-6800

If to Borrower:

Discovery Laboratories, Inc.
2600 Kelly Road, Suite 100
Warrington, PA 18976
Attn: Chief Executive Officer and General Counsel
Facsimile: (215) 488-9301

with a copy to:

Dickstein Shapiro LLP
1177 Avenue of the Americas
New York, NY 10036-2714
Attention: Ira L. Kotel
Facsimile: (212) 277-6501

15. No Waiver; Remedies. No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder or under the Loan Agreement or the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

16. Binding Effect; Assignment.  This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and permitted assigns, provided that (i) Borrower may not assign or transfer any or all of its rights or obligations under the Security Documents, and (ii) Lender may not assign or transfer any or all of its rights or obligations under the Security Documents except in connection with an assignment or transfer of the Loan Agreement pursuant to the terms of the Loan Agreement. Any assignment or attempted assignment in violation of this Section 16 shall be null and void.

17. Severability. To the extent any provision of this Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

18. Entire Agreement. This Agreement and the other Loan Documents and Security Documents embody the entire agreement and understanding between the parties hereto and supersede all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in the Loan Documents and Security Documents shall affect, or be used to interpret, change or restrict, the express terms and provisions of the Loan Documents and Security Documents.

19. Further Action. Each party shall, without further consideration, take such further action and execute and deliver such further documents as may be reasonably requested by the other party to carry out the purposes and provisions of the Security Documents.

20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument. This Agreement may be executed and delivered by telecopy or facsimile transmission and any execution by such means shall be deemed an original.

21. Governing Law. This Agreement, including, without limitation, the interpretation, performance, enforcement, breach or termination thereof and any remedies relating thereto, shall be governed by and construed in accordance with the laws of the State of Delaware, United States of America, as applied to agreements executed and performed entirely in the State of Delaware, without regard to conflicts of law rules.

22. Internal Review. Section 8.14 of the Loan Agreement is hereby incorporated by reference and made a part hereof (mutatis mutandis).

23. Arbitration. Section 8.15 of the Loan Agreement is hereby incorporated by reference and made a part hereof (mutatis mutandis).

[Rest of page intentionally left blank; signatures on following page]

[Signature page to Second Amended and Restated Security Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective duly authorized officers, as of the date first above written.

BORROWER:

DISCOVERY LABORATORIES, INC.

By: /s/ John G Cooper
Name: John G Cooper
Title: Executive Vice President and Chief Financial Officer

Address of chief executive office of Borrower

Discovery Laboratories, Inc.
2600 Kelly Road, Suite 100
Warrington, PA 18976
Attn: Chief Executive Officer and General Counsel

LENDER

PHARMABIO DEVELOPMENT INC.
d/b/a NOVAQUEST

By: /s/ Tom Perkins
Name: Tom Perkins
Title: Senior Vice President, Corporate Development

Schedules